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[BEDERSON & COMPANY LLP LETTERHEAD]




                               September 25, 1997


Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re:   NetGuard Technologies, Inc.
              Form 8-K
              Item 304(a)(3) of Regulation S-K
              --------------------------------


Sirs:

As former auditors of NetGuard Technologies, Inc. ("NetGuard"), we submit this letter in accordance with the requirements of Item 304(a)(3) of Regulation S-K. Bederson & Company LLP agrees with the statements made by NetGuard in Item 4 to its Form 8-K reporting the change in auditors.



                                          Very truly yours,



                                          /s/ BEDERSON & COMPANY LLP


                                          BEDERSON & COMPANY LLP



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